EXHIBIT 10.2

April 13, 2005

Andrew Whittaker
Executive Vice President
Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Dear Andrew:

     On the terms set forth in the Master Securities Loan Agreement dated as of April 13, 2005 (the “Loan Agreement”), between the undersigned and Jefferies & Company, Inc. (“Jefferies”), and for other good and valuable consideration, the receipt of which is hereby acknowledged, notwithstanding any other agreement, the undersigned has agreed to lend or re-lend, in case the loan is terminated, to Jefferies 300,000 shares (the “Borrowed Shares”) of common stock of Vector Group Ltd., a Delaware corporation (“Vector”), owned beneficially and of record by the undersigned. The undersigned hereby agrees not to dispose of or encumber or otherwise impair in any fashion at any time, the availability of such Borrowed Shares during the Availability Period. The “Availability Period” shall mean the period commencing on November 18, 2004 and ending on the date that is thirty (30) months after the date thereof. The undersigned also will use commercially reasonable efforts to cooperate with Vector to assure that the Form S-3 registration statement relating to the Borrowed Shares is available and effective for the loan of the Borrowed Shares during the Availability Period.

     Notwithstanding any of the covenants or agreements set forth herein, in no event shall any such covenants or agreements: (1) prohibit the undersigned from selling or otherwise disposing of any or all of the Borrowed Shares in a “Change of Control Transaction” (as such term is defined herein) or (2) affect or be deemed to affect the rights and obligations of Mr. Lorber as a director or officer of Vector (including relating to any Board of Director vote), or the right of the undersigned or any affiliate thereof to vote any shares of common stock of Vector owned thereby, in favor of any Change of Control Transaction (provided that if any affiliate of the undersigned acquires the Borrowed Shares pursuant to a transaction described in the first bullet point below, such affiliate shall assume the obligations hereunder) or on any other matter in the sole discretion of the undersigned or any such affiliate, provided, however, that the rights of the undersigned or any affiliate thereof set forth in this sentence do not alter the undersigned’s or any such affiliate’s obligation to loan to Jefferies, and not to dispose of, any new or different security exchanged for the Borrowed Shares in connection with a recapitalization, merger, consolidation, stock purchase or other corporate action. For purposes of this letter, a “Change of Control Transaction” means:

•	the acquisition by any “person” or group under Section 13(d)(3) of the Exchange Act (collectively, “Person”) unaffiliated with Mr. Lorber of beneficial ownership, directly or indirectly, through a purchase, merger, or other acquisition transaction or series of transactions, of shares of Vector’s capital stock entitling such Person to exercise more than 50% of the total voting power of all shares of Vector’s capital stock entitling the holders thereof to vote generally in elections of directors, or

•	any consolidation of Vector with, or merger of Vector into, any other Person, any merger of another Person into Vector, or any sale or transfer of all or substantially all of Vector’s assets to another Person, other than a merger or sale of assets that (x) is effected solely to change Vector’s jurisdiction of incorporation and results in a reclassification, conversion, or exchange of outstanding shares of common stock solely into shares of common stock, or (y) does not have the result that Vector’s shareholders immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, less than 50% of the combined total voting power of all shares of capital stock of the Person resulting from such transaction entitling the holders thereof to vote generally in elections of directors.

     This Letter and the Loan Agreement shall terminate in the event that: (i) Vector has redeemed all of Vector’s issued and outstanding 5% Variable Interest Senior Convertible Notes due 2011 (the “Notes”) in accordance with the terms of the indenture governing the Notes, or (ii) all of the issued and outstanding Notes have been converted by the holders thereof into commonstock of Vector in accordance with the terms of the indenture governing the Notes.

LORBER EPSILON 1999 LIMITED PARTNERSHIP
By:	LORBER EPSILON 1999 LLC,
Its General Partner

By:	/s/ Howard M. Lorber
Howard M. Lorber
Manager

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